UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 15, 2019

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, Cytokinetics, Incorporated (the “Company”) appointed Robert Wong as Vice President, Chief Accounting Officer.

Mr. Wong, age 52, was most recently Interim Chief Accounting Officer at Genentech, a division of Roche where he served for 23 years. Prior to Genentech, Mr. Wong previously worked at Ernst & Young LLP for seven years.

Mr. Wong’s base salary is $325,000 per year and his target annual bonus will be 35% of his base salary. In connection with his employment, On April 30, Mr. Wong was granted a stock option grant to purchase fifty thousand (50,000) shares of the Company’s Common Stock pursuant to the Company’s 2004 Equity Incentive Plan. A description of the terms of the stock option grant and the Company’s amended and restated 2004 Equity Incentive Plan is set forth in Note 11, Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. In April 2019, Mr. Wong received a sign-on bonus of $50,000, subject to a repayment stipulation if Mr. Wong voluntarily resigns or is terminated for cause within 12 months of his date of hire.

Pursuant to his appointment, Mr. Wong and the Company entered into an Executive Employment Agreement ("Agreement"). The Agreement provides for Mr. Wong to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. Upon a qualifying resignation or termination, Mr. Wong will become entitled to receive continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute "parachute payments" within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the Agreement provides that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 16, 2019	By:	/s/ Robert Wong
	Name:	Robert Wong
	Title:	Vice President, Chief Accounting Officer